Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT is made and entered into as of June 3, 2011, by and among WEST PHARMACEUTICAL SERVICES, INC. (the “Company”), the subsidiaries of the Company listed on the signature pages hereto (collectively, together with the Company, the “Debtors”; each individually, a “Debtor”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations (as defined in the Credit Agreement referred to below) (such holders, the “Secured Parties”).

W I T N E S S E T H :

WHEREAS, the Company, the other Debtors, the banks and other financial institutions parties thereto (collectively, the “Lenders”) and PNC Bank, National Association, as administrative agent, are parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the provisions of the Credit Agreement and the other Loan Documents and upon the terms and subject to the conditions set forth therein, the Lenders have severally agreed to make certain loans to the Borrowers to construct improvements, or pay for improvements, to the Office Property (as defined in the Credit Agreement), acquire tangible property to be used at or in connection with the Office Property, and to purchase the Office Property; and

WHEREAS, it is a condition precedent to the effectiveness of Credit Agreement, that the Debtors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, and extend credit under the Credit Agreement,  the Debtors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.  Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Code are used herein as so defined:  Equipment, Fixtures and Proceeds; and the following terms shall have the following meanings:

“Code” shall mean the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Security Agreement” shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

2. Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property at any time now or hereafter acquired by such Debtor or in which such Debtor now or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Equipment acquired or constructed using proceeds of any Loan (whether or not part of the acquisition price or construction costs, were paid from funds other than proceeds of Loans);

(ii) all Fixtures acquired or constructed using proceeds of any Loan (whether or not part of the acquisition price or construction costs were paid from funds other than proceeds of Loans); and

(iii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

3. Representations and Warranties.  Each Debtor hereby represents and warrants that:

(a) Title; No Other Liens.  Except for the Lien granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement and the other Liens referred to in clauses (a) through (d) of the definition of “Permitted Liens” in the Credit Agreement (such Liens permitted by such clauses referred to herein as the “Permitted Liens”), the Debtors own or have the power to transfer rights in each item of the Collateral free and clear of any and all Liens or claims of others.

(b) Perfected First Priority Liens.  The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which are prior to all other Liens on the Collateral in existence on the date hereof (other than Permitted Liens) and are enforceable as such against all creditors of and purchasers from the Debtors and against any owner or purchaser of the real property where any of the Collateral is located and any present or future creditor obtaining a Lien on such real property.

(c) Chief Executive Office; Place of Organization, etc.  As of the date hereof, the locations of each of the Debtor’s chief executive office, chief place of business, form of and place of organization, organization number and Federal tax identification number are set forth on Schedule I.

(d) Power and Authority; Authorization.  Each Debtor has the corporate or other power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate or other action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Security Agreement.

(e) Enforceability.  This Security Agreement constitutes a legal, valid and binding obligation of each Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(f) No Conflict.  The execution, delivery and performance of this Security Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of a Debtor and will not result in the creation or imposition of any Lien on any of the properties or revenues of a Debtor pursuant to any Requirement of Law or Contractual Obligation of such Debtor, except as contemplated hereby.

(g) No Consents, etc.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of a Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement (except for the filing of the UCC financing statements).

(h) No Litigation.  As of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of a Debtor, threatened by or against a Debtor or against any of its properties or revenues with respect to this Security Agreement or any of the transactions contemplated hereby.

4. Covenants.  Each Debtor covenants and agrees with the Administrative Agent, the Lenders and the other Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full, and the Commitments are terminated, it will:

(a) Notices; Further Documentation; Authorization to File Financing Statements.  Notify the Administrative Agent in writing at any time that it acquires, obtains, or becomes the beneficiary of any type of Collateral (or rights therein) to the extent the Administrative Agent and the Secured Parties will not at that time have, and continuously thereafter (subject to the filing of continuation statements, if necessary) maintain, a perfected first priority security interest in (subject to Permitted Liens) such Collateral.  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Debtors, promptly execute and deliver such further instruments, agreements and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining, preserving, and enforcing the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, executing and delivering and using commercially reasonable efforts to cause third parties to execute and deliver to the Administrative Agent security agreements, bailee acknowledgments, assignments and waivers, all in form and substance satisfactory to the Administrative Agent.  Each Debtor also hereby authorizes the Administrative Agent to file any Uniform Commercial Code financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.  Each Debtor hereby ratifies any filing by the Administrative Agent of financing statements prior to the date hereof with respect to the Collateral.  A carbon, photographic, facsimile or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Indemnification.  Pay, and save the Administrative Agent, the Lenders, the other Secured Parties and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Parties”) harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

(c) Maintenance of Records.  Keep and maintain at its own cost and expense true, correct and complete records of the Collateral.  Each Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  Without limiting the foregoing, each Borrower will keep records of any Equipment or Fixtures that were purchased or constructed using any Loan Proceeds.  At any time during which an Event of Default shall have occurred and be continuing, the Debtors shall turn over any such books and records to the Administrative Agent or to its representatives during normal business hours at the request of the Administrative Agent.

(d) Right of Inspection and Audit.  Give to the Administrative Agent and the other Secured Parties at all times upon reasonable prior notice full and free access during normal business hours (or following the occurrence and during the continuance of an Event of Default, at any time) to all of its books, correspondence and records relating to the Collateral and the Administrative Agent and the other Secured Parties and their respective representatives may examine, inspect or audit the same, take extracts therefrom and make photocopies thereof, and the Debtors agree to render to the Administrative Agent and the other Secured Parties, at the Debtors’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Administrative Agent and the other Secured Parties and their respective representatives shall at all times during normal business hours (or following the occurrence and during the continuance of an Event of Default, at any time) also have the right to enter into and upon any premises where any of the Equipment or Fixtures is located for the purpose of examining, inspecting or auditing the same, observing its use or otherwise protecting their interests therein.

(e) Compliance with Laws, etc.  Comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof; provided, however, that a Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent, adversely affect the Administrative Agent’s or the other Secured Parties’ rights or the priority of their Liens on the Collateral.

(f) Compliance with Terms of Contracts, etc.   Perform and comply in all material respects with all its Contractual Obligations relating to the Collateral, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

(g) Payment of Obligations.  Pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtors’ books in accordance with GAAP.

(h) Limitation on Liens on Collateral.  Not create, incur or permit to exist, will defend the Collateral against, and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Administrative Agent, the Lenders and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i) Limitations on Dispositions of Collateral.  Not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.4 of the Credit Agreement.

(j) Further Identification of Collateral.  Furnish to the Administrative Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(k) Notices.  Advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(l) Changes in Locations, Name, Place of Organization, etc.  Unless it shall have given the Administrative Agent at least 30 days prior written notice thereof, no Debtor will (i) change the location of its chief executive office or chief place of business from the locations specified in Schedule I attached hereto or remove its books and records relating to the Collateral from the location specified in Schedule I, (ii) permit any of the Equipment or Fixtures constituting Collateral to be kept at a location(s) other than those listed on Schedule II  hereto, (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading or (iv) change the state of its organization.

5. Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Powers.  Effective upon and during the continuance of an Event of Default, each Debtor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Debtor hereby gives the Administrative Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following (but only if an Event of Default has occurred and is continuing):

(i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(ii) (A) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (B) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (F) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Debtor might do; and

(iii) file such instruments as the Administrative Agent may from time to time deem reasonably necessary or desirable to protect the security interests of the Lenders and the other Secured Parties.

Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers.  Each Debtor also authorizes the Administrative Agent, the Lenders and the other Secured Parties, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Administrative Agent or Holders’ Part.  The powers conferred on the Administrative Agent, the Lenders and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Lenders’ and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender or any Secured Party to exercise any such powers.  The Administrative Agent, the Lenders and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6. Performance by Administrative Agent of Debtors’ Obligations.  If a Debtor fails to perform or comply with any of its agreements contained herein, and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by the Debtors to the Administrative Agent on demand and shall constitute Obligations secured hereby.

7. Remedies.

(a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to it or them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtors, which right or equity is hereby waived and released.  Each Debtor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Debtors’ premises or elsewhere.  The Administrative Agent shall apply the net proceeds (to the extent actually received in cash) of any such collection, recovery, receipt, appropriation, realization or sale, pursuant to and in the order set forth in Section 8 hereof.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Debtors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Secured Party to collect such deficiency.

(b) Each Debtor agrees, upon the occurrence and during the continuation of an Event of Default, to take any actions that the Administrative Agent may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent (for itself and for the ratable benefit of the Secured Parties) under this Agreement, the other Loan Documents and any other document relating to the Obligations.  Without limiting the generality of the foregoing, each Debtor shall upon the occurrence and during the continuation of an Event of Default, at such Debtor’s sole cost and expense, assist in obtaining all approvals which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction.

8. Proceeds of Sale.  The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Administrative Agent as follows:

(a) First, to the payment of all costs, expenses and charges of the Administrative Agent, as such, or the reimbursement of the Administrative Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Collateral or the enforcement of any rights hereunder (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys’ fees and expenses, court costs, any other reasonable expenses incurred or expenditures or advances made by the Administrative Agent in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate prescribed in the Credit Agreement as the Default Rate from the date of payment.

(b) Second, to the payment of the other Obligations, in whole or in part, in such order as the Administrative Agent may elect, whether such Obligations are then due or not due.

(c) Third, to such Persons as required by applicable law including, without limitation, Section 9-615 of the Code.

(d) Fourth, to the extent of any surplus thereafter remaining, to the Debtors or as a court of competent jurisdiction may otherwise direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Debtors shall be liable for the deficiency pursuant to their status as a Borrower under the Loan Documents.

9. Limitation on Duties Regarding Preservation of Collateral.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  No Secured Party, nor any of their respective directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

10. Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

11. Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. No Waiver; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. Waivers and Amendments; Parties Bound; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtors and the Administrative Agent, provided that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.  This Security Agreement shall be the joint and several obligation of each Debtor, and each Debtor shall have made all of the representations, warranties, covenants and agreements contained herein.  This Security Agreement shall be binding upon the successors and permitted assigns of the Debtors and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

15. Notices.  All notices hereunder to the Debtors, the Administrative Agent or any of the other Secured Parties to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or sent in the manner and to the respective addresses as provided in subsection 9.2 of the Credit Agreement, provided that any such notices to a Debtor other than the Company may be sent in care of the Company.

16. Authority of Administrative Agent.  The Debtors acknowledge that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreement with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Debtors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Debtors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

17. Submission to Jurisdiction; Waivers.

(a) Each Debtor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to in Section 15 hereof or at such other address of which the Administrative Agent shall have been notified pursuant to Section 15 hereto;

(iv) waives and hereby acknowledges that it is estopped from raising any objection based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against such Debtor concerning this Security Agreement;

(v) acknowledges and agrees that the choice of forum contained in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under this Security Agreement to enforce the same in any appropriate jurisdiction;

(vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, indirect, exemplary or punitive or consequential damages; and

(vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and for any mandatory counterclaim therein.

18. Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

19. Further Assurances.  The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall receive, to the fullest extent permitted by all Requirements of Law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to it under this Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other applicable law.

20. Additional Subsidiaries  Each of the Debtors shall require each New Material Domestic Subsidiary that was not in existence or not a Subsidiary on the date hereof to join into this Agreement as a Debtor simultaneously with its joinder to the Credit Agreement as a Borrower.  Upon execution and delivery by the Administrative Agent and such Domestic Subsidiary of a Joinder and Assumption Agreement, such New Material Domestic Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein.  The execution and delivery of any such instrument shall not require the consent of any Borrower.  The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a Debtor under this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Debtors and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Vice President

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Vice President

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	President

WEST ANALYTICAL SERVICES, LLC

By:	/s/ Donald A. McMillan
Name:	Donald A. McMillan
Title:	President

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Treasurer

TECH GROUP NORTH AMERICA, INC. TECH GROUP GRAND RAPIDS, INC. (MFG) TECH GROUP PUERTO RICO, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	President and Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Denise D. Killen
Name:	Denise D. Killen
Title:	Senior Vice President

SCHEDULE I TO
Security Agreement

LOCATIONS OF CHIEF EXECUTIVE OFFICE, STATE OF ORGANIZATION, ETC.

Chief Executive Office:	West Pharmaceutical Services, Inc.

Chief Place of Business:	101 Gordon Dr., Lionville, PA 19341

Form of and Place of Organization:	Pennsylvania, USA

Organizational Number, if any	384659

Federal Tax Identification Number	23-1210010

Chief Executive Office:	West Pharmaceutical Services of Florida, Inc.

Chief Place of Business:	11600 53rd St. N., Clearwater, FL 34676

Form of and Place of Organization:	Florida, USA

Organizational Number, if any	P93000051704

Federal Tax Identification Number	52-1834733

Chief Executive Office:	West Pharmaceutical Services Lakewood, Inc.

Chief Place of Business:	1200 Paco Way, Lakewood, NJ 08701

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	0808305

Federal Tax Identification Number	51-0123935

Chief Executive Office:	West Analytical Services, LLC

Chief Place of Business:	349 Tomahawk Drive, Maumee, OH 43537

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	3917329

Federal Tax Identification Number	27-0114663

Chief Executive Office	West Pharmaceutical Services of Delaware, Inc.

Chief Place of Business:	1105 North Market Street, Suite 1300
Wilmington, DE 19801

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	2167921

Federal Tax Identification Number	51-0311886

Chief Executive Office:	Tech Group North America, Inc.

Chief Place of Business:	14677 N. 74th Street, Scottsdale, AZ 85260

Form of and Place of Organization:	Arizona, USA

Organizational Number, if any	0102917-6

Federal Tax Identification Number	86-0309131

Chief Executive Office:	Tech Group Grand Rapids, Inc.

Chief Place of Business:	3116 N. Wilson Court Northwest
Grand Rapids, MI 49534-7566

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	2042638

Federal Tax Identification Number	13-3235547

Chief Executive Office:	(mfg) Tech Group Puerto Rico. Inc.

Chief Place of Business:	P. O. Box 372587, Cayey, PR 00737-2587

Form of and Place of Organization:	Arizona, USA

Organizational Number, if any	0216229-5

Federal Tax Identification Number	86-0640193

SCHEDULE II TO
Security Agreement

LOCATIONS OF EQUIPMENT AND FIXTURES

Collateral will be stored at 101 Gordon Drive, Lionville, PA 19341 or at the Office Property.